                                                                   EXHIBIT 10.09

                               SERVICING AGREEMENT
                                 (METWEST / OSL)

         THIS AGREEMENT, entered into between Old Standard Life Insurance Company, an Idaho corporation ("Old Standard") and Metwest Mortgage Services, Inc., a Washington corporation (the "Servicer").

                                   WITNESSETH

         WHEREAS, Old Standard and certain trusts for which Old Standard is the beneficial owner (Old Standard together with such trusts, the "Company") own certain Mortgage Loans, Receivables, and REO Property, all as defined below.

         WHEREAS, Old Standard desire that the Servicer service, and the Servicer desires to service, certain of the Mortgage Loans, Receivables, and REO Property owned by the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Old Standard and Servicer as follows:

         1. DEFINED TERMS. Whenever used in this Agreement and unless otherwise defined herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Effective Date" means January 1, 2001.

         "File" means any servicing file held by Servicer on behalf of the Company which may include any of the following documents: note, mortgage, deed of trust, land sale contracts or memorandum of land sale contracts, title policies, purchase and sale agreements, annuity policies, settlement agreements and court orders.

         "FNMA" means the Federal National Mortgage Association, or any successor thereto.

         "Land Sale Contract" means a contract, together with all amendments and modifications thereto, for the sale of real estate and the improvements thereon pursuant to which the Mortgagor promises to pay the amount due thereon to the holder thereof and pursuant to which fee title to the related Mortgaged Property is held by such holder until the Mortgagor has made all of the payments required pursuant to such contract, at which time fee title is conveyed to the Mortgagor.

         "Lotteries" means the lotteries and loans secured by payments on lotteries owned by the Company.

         "Mortgage" means either the mortgage, deed of trust or other security instrument creating a lien on a Mortgaged Property (other than a Mortgaged Property that is the subject of a Land Sale Contract) securing a Mortgage Loan (other than a Mortgage Loan that is a Land Sale Contract) including all required riders, or creating a lien on a leasehold interest.

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         "Mortgage Loan" means any of the mortgage loans or partial interests therein secured by a Mortgage and Land Sale Contracts or partial interests therein owned by the Company, including those mortgage loans for which payments are received and documents are held by outside escrow companies.

         "Mortgaged Property" means the real property securing or the subject of a Mortgage Loan.

         "Mortgagor" means the obligor on the Mortgage Note or Land Sale
Contract.

         "Other Assets" means any asset of the Company, other than Mortgage Loans, Structured Settlement and Lotteries, which the Company requests from time to time that the Servicer service on behalf of the Company, including but not limited to farm subsidy payments.

         "Receivables" means the Lotteries, Structured Settlements and Other Assets owned by the Company.

         "REO Property" means the real property (and any improvements thereon) owned by the Company and acquired through either foreclosure of real property, a deed-in-lieu of foreclosure, or forfeiture of a land sale contract.

         "Serviced Assets" means any Mortgage Loan, Receivables and/or REO Property covered by this Agreement.

         "Servicing Fee" has the meaning ascribed to it in Section 2 hereof.

         "Structured Settlements" means the right of the Company to receive payments under settlement agreements, annuity policies and/or life insurance policies or similar agreement which the Company or a predecessor in interest has acquired from a claimant.

         2. SERVICING.

         (a) From and after the Effective Date, Servicer agrees to service the Serviced Assets in accordance with the terms and provisions of this Agreement. Servicer will receive such compensation as Company and Servicer shall agree from time to time, which agreements shall be attached to this and made a part of this Agreement by this reference. Initially, Servicer shall receive as compensation for servicing the Mortgage Loans the amount as set forth on Exhibit A hereto. As compensation for servicing the Receivables Servicer shall receive the amount set forth on Exhibit B hereto. As compensation for servicing the REO Property Servicer shall receive the amount set forth on Exhibit C hereto.

         Notwithstanding anything to the contrary in this Agreement, the fees for services performed as set forth in this Agreement will be fair and reasonable, and expenses incurred and payments received will be allocated to Company in accordance with statutory accounting principles. The fees will be charged initially at an estimate of cost, which fees will be adjusted to reflect actual cost, as determined on an annual basis. Accounts shall be rendered at quarterly intervals or more often and shall be settled within 30 days thereafter. The obligations of each party under this Agreement to transfer payments to another party may be offset by reciprocal obligations of such other party so that only the net amount of such servicing payments shall be required to be transferred. Where the difference between estimates and actual costs is determined to be less than 3%, no actual payment of the difference will be necessary. However, this difference between the estimates and costs shall be an adjustment to the calculation of the new estimate. Where the difference between the estimates and actual costs is determined to be greater than 3%, the account shall be settled within 30 days thereafter.



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         (b) The Servicer shall diligently manage, service, make collections on, and otherwise administer the Serviced Assets on behalf of the Company (as determined by the Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and Receivables and, to the extent consistent with the foregoing, in a manner consistent with the ordinary practices of prudent servicers servicing mortgage loans, receivables and REO properties comparable to the Serviced Assets, and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans, maximizing of timely payment on the Receivables, and maximizing the sale or lease proceeds of REO Property, but without regard to: (a) any relationship that the Servicer or any affiliate of the Servicer may have with any party related to the Serviced Asset, and (b) the Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         (c) Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans and Receivables, the Servicer shall have full power and authority, acting alone and/or through one or more subservicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable, without the consent or approval of the Company, unless any such consent or approval is expressly required hereunder or under applicable law. Without limiting the generality of the foregoing, the Servicer, in its own name, is hereby authorized and empowered by the Company and obligated to execute and deliver, on behalf of the Company, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or relating to any Receivable, certificates of title, or other security document in the related File relating to the secured property including the related Mortgaged Property and related collateral (it being herein acknowledged that the Servicer's obligation to file financing statements and continuation statements is limited to those Mortgage Loans and Receivables for which an effective financing statement or continuation statement is on file in the appropriate public filing office as determined by the Servicer based solely upon a review of the Files and related documents in its possession); subject to the provisions contained herein, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, sale and lease agreements related to the REO Properties, and all other comparable instruments, with respect to the Serviced Assets. Company shall furnish, or cause to be furnished, to the Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (d) The relationship of the Servicer to the Company under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         (e) Nothing in this Agreement shall preclude the Servicer, in its individual capacity, from entering into other loans or other financial transactions with any mortgagor under a Mortgage Loan, any purchaser or other individual with respect to an REO Property, or any seller, claimant or other individual with respect to a Receivable.



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         3. SUBSERVICING ARRANGEMENTS. The Servicer may enter into subservicing agreements for the servicing and administration of all or a part of Serviced Assets, provided that, in each case, the subservicing agreement: (a) is consistent with this Agreement in all material respects and requires the subservicer to comply with all of the applicable conditions of this Agreement. References in this Agreement to actions taken or to be taken by the Servicer include actions taken or to be taken by a subservicer on behalf of the Servicer.

         4. COLLECTION OF CERTAIN PAYMENTS.

         (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Serviced Assets, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection and payment allocation procedures as it follows with respect to mortgage loans, receivables and REO properties in its own servicing portfolio comparable to the Serviced Assets.

         (b) The Servicer shall remit to the Company on a daily basis within ten
(10) business days of receipt all amounts received by it which are related to the Serviced Assets except amounts required to be deposited in an Escrow Account pursuant to Section 8(1) hereof. Proceeds received with respect to individual Serviced Assets from any title or other insurance policy shall also be remitted within ten (10) business days of receipt; provided that, in the discretion of the Servicer exercised in accordance with the servicing standards set forth in
Section 2 hereof, the Servicer may endorse to the Mortgagor any such proceeds, other than those received from a title policy, with respect to a Mortgage Loan.

         5. DEFAULTED MORTGAGE LOANS AND RECEIVABLES.

         (a) The Servicer shall foreclose upon or otherwise comparably convert to ownership properties securing the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments as permitted under this Agreement. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that the Servicer shall be entitled to reimbursement from the Company for its costs incurred in connection with legal and other expenses incurred in connection with foreclosure proceedings. Notwithstanding the foregoing, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds in connection with any foreclosure or toward the restoration of such Mortgaged Property unless it shall determine (a) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Company after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by the Servicer, which reimbursement is specifically permitted hereunder.

Nothing contained in this Section shall be construed so as to require the Servicer to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer in its reasonable and good faith judgment, all such bids to be made in a manner consistent with the servicing standard set forth in Section 2 hereof. If and when the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Servicer is authorized at the expense of the Company to have an appraisal performed, obtain a broker's price opinion or obtain any other inspection of the related Mortgage Property.



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Subject to the foregoing, however, the Servicer shall have full power and authority to do any and all things in connection herewith as are consistent with the servicing standard set forth in Section 2 hereof and shall be authorized to incur costs and expenses necessary for the proper operation, management and maintenance of such Mortgaged Property, including, without limitation:

         (i) all insurance premiums due and payable in respect of such Mortgaged Property;

         (ii) all real estate taxes and assessments in respect of such Mortgaged Property that may result in the imposition of a lien thereon;

         (iii) any ground rents in respect of such Mortgaged Property; and

         (iv) all costs and expenses necessary to maintain such Mortgaged Property.

To the extent that amounts then on deposit in the Escrow Account in respect of such Mortgaged Property are insufficient for the purposes set forth in clauses
(a) through (d) above with respect to such Mortgaged Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless in the Servicer's reasonable and good faith judgment, the payment of such amounts will not be recoverable from the operation or sale of such Mortgaged Property. The Servicer shall be entitled to reimbursement from the Company for all costs incurred by Servicer pursuant to this Section.

         (b) The Servicer shall take all actions, legal or otherwise; necessary to cure a defaulted Receivable. In connection with such actions the Servicer may incur litigation costs and other expenses relating to enforcement of the Receivable on behalf of the Company. The Servicer shall be entitled to reimbursement of all such costs and expenses incurred by the Servicer from the Company.

         6. CERTAIN PROVISIONS RELATING TO REO PROPERTY.

         (a) With respect to each REO Property that is acquired for the benefit of Company, the Servicer shall provide property management and disposition services with respect to such REO Property, including analysis of sale and leasing potential of such property, leasing and collection of rents, property management (including maintenance and repairs to such Property to render it suitable for lease or sale), and escrow account administration. Servicer shall remit to Company all collections in respect of the related REO Properties (including sale proceeds and rental payments) provided elsewhere in this Agreement.

         (b) If the Servicer hereafter becomes aware that an REO Property is or may be contaminated with hazardous or toxic materials or waste, Servicer will promptly notify Company. For any REO Property that Servicer has reason to believe that is contaminated with hazardous or toxic materials or waste, (e.g., the Servicer obtains a broker's price opinion which reveals the potential for such problem), Servicer will not foreclose or accept a deed-in-lieu of foreclosure upon any such Property without first obtaining the consent of the Company.



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         7. MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS.

         (a) The Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Serviced Asset without the consent of the Company. All modifications, waivers, forbearance or amendments of any Serviced Asset shall be consistent with the servicing standard set forth in Section 2 hereof.

         (b) Notwithstanding anything to the contrary herein, the Servicer may, in accordance with the servicing standard set forth in Section 2 hereof, modify, waive, forbear or amend any term of a Serviced Asset that requires the payment of a prepayment premium or penalty in connection with any principal prepayment thereon.

         (c) The Servicer may, as a condition to granting any request by a person or entity for consent, modification, waiver, forbearance or amendment of a Serviced Asset, the granting of which is within the Servicer's discretion pursuant to the terms of a Serviced Asset and is permitted by the terms of this Agreement, require that such person or entity pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation or remitted of the Company in accordance with the provision of Exhibits A, B or C as amended from time to time.

         8. CERTAIN PROVISIONS RELATING TO THE MORTGAGE LOANS.

         (1) Collection of Taxes, Assessments and Similar Items. In accordance with the servicing standards set forth in Section 2 hereof, the Servicer shall establish and maintain one or more escrow accounts (each an "Escrow Account") with respect to each Mortgage Loan into which the Servicer shall deposit all payments received by the Servicer for the account of any mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, and similar items in respect of the related Mortgaged Property, in all cases, only as such payments are required to be deposited into an escrow account in accordance with such Mortgage Loan. Such amounts deposited into an Escrow Account shall be retained therein until withdrawn as permitted in this Section 8(1). Each Escrow Account shall be held in the custody of the Servicer for the benefit of each related mortgagor as required by applicable law.

         (2) Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

         (a) The Servicer shall cause to be maintained for each Mortgage Loan all hazard insurance coverage as is required under the related Mortgage or Land Sale Contract; provided that if any Mortgage or Land Sale Contract permits the holder thereof to dictate to the mortgagor the hazard insurance coverage to be maintained on such Mortgaged Property, the Servicer shall impose such hazard insurance requirements as are consistent with the servicing standard set forth in Section 2 hereof. Subject to Section 5 hereof, the Servicer shall also cause to be maintained for each Mortgaged Property acquired upon forfeiture, foreclosure, or deed-in-lieu of foreclosure, hazard insurance coverage. All such hazard insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Company or Servicer on behalf of the Company, and shall be issued by an insurer authorized under applicable law to issue such insurance. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage or Land Sale Contract other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section and there shall have been a loss which would have been covered by such policy, remit to the Company the amount not otherwise payable under the blanket policy because of such deductible clause; provided, that the Servicer shall not be required to maintain insurance under the blanket policy with respect to any Mortgage Loan that has a scheduled principal balance of less than $10,000.



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         (b) The Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond having an errors and omissions rider covering the Servicer's officers and employees and other persons acting on behalf of the Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA with respect to the Servicer if the Servicer were servicing and administering the Mortgage Loans for FNMA in addition to other mortgage loans being serviced and administered by the Servicer. In the event that any such bond or policy ceases to be in effect, the Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be. Coverage of the Servicer under a policy or bond obtained by an affiliate of the Servicer and providing the coverage required by this Section shall satisfy the requirements of this Section.

         (3) Enforcement of Due-On-Sale Clauses; Assumption Agreements.

         (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" cause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

                  (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, then, the Servicer shall exercise any right it may have with respect to such Mortgage Loan unless (A) enforcement of such right is not permitted by applicable law, or (B) the Servicer, in its discretion, waives its right to enforce such provision, in a manner consistent with the servicing standard set forth in Section 2 hereof.

         (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:



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                  (i) provides that such Mortgage Loan shall (or may at the
         mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                  (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property, then, the Servicer shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (A) to accelerate the payments thereon, or (B) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the servicing standard set forth in Section 2 hereof.

         (c) If the Servicer waives the "due-on-sale" clause, the person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed must satisfy the terms and conditions contained in the Mortgage Note and Mortgage or Land Sale Contract, as applicable, related thereto.

         (d) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Subsection (a) above, in any case in which a Mortgaged Property has been conveyed to a person by a mortgagor, and such person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage or Land Sale Contract, as applicable, that requires the signature of the Company, or if an instrument of release signed by the Company is required releasing the mortgagor from liability on the Mortgage Loan, the Servicer shall prepare or cause to be prepared and execute on behalf of the Company the assumption agreement with the person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or Land Sale Contract, as applicable or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such person. In addition, the substitute mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation or will be remitted to the Company in accordance with Exhibit A hereto.

         (4) Conversion of Land Sale Contracts. If a mortgagor elects to convert a Land Sale Contract to a mortgage or deed of trust and mortgage note, the Servicer shall do so in accordance with the servicing standard set forth in
Section 2 hereof.

         9. REPRESENTATIONS AND WARRANTIES. Servicer hereby represents and warrants to Company that:

         (a) Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.



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         (b) Servicer (i) has the power to own its assets and to transact the business in which it is presently engaged, and (ii) is duly qualified as a foreign corporation, has all licenses required and is in good standing under the laws of each jurisdiction (1) where Servicer's ownership or leasehold interest in property requires such qualification or licensing, (2) where the conduct of Servicer's business requires such qualification or licensing, and (3) where the failure to be so qualified or licensed would have a material adverse effect on Servicer's ability to perform its obligations hereunder or on the business and assets of Servicer, taken as a whole.

         (c) Servicer (i) has full power and authority (corporate and other) to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate all of the transactions contemplated hereunder and thereunder, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

         (d) No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         10. FACILITIES, RECORDS AND DOCUMENTS; CUSTODIAN.

         (a) Servicer shall maintain adequate facilities satisfactory to Company for the servicing of the Serviced Assets. Servicer shall keep satisfactory books and records in accordance with generally accepted accounting principles, consistently applied, pertaining to each Serviced Asset which reflect the interest of Company therein. Servicer shall permit Company or any of its authorized representatives, at any time during Servicer's business hours, to examine all books and records relating to each Serviced Asset and to make copies thereof. Such records may not be destroyed or otherwise disposed of except as provided herein.

         (b) Servicer shall maintain a file of correspondence, forms, reports and results of conversations relating to each Serviced Asset. Servicer shall further maintain, with respect to each Serviced Asset, records which shall reflect, as collected, the application of each payment made under a Mortgage Loan, Receivable, or agreement pertaining to REO Property.

         (c) The Servicer agrees to act as custodian for the all Files relating to the Serviced Assets. Servicer shall retain possession of the Files at all times unless (i) the Serviced Asset has been liquidated and any proceeds thereof have been remitted to the Company, (ii) the Files have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure, forfeiture or similar action with respect to the related Property or to otherwise pursue a default against an obligor, mortgagor or payer or related person or entity of a Serviced Asset or (iii) the Servicer returns the Files to Company or its designee pursuant to the written request of Company. Any File held by the Servicer is and shall be held in trust by the Servicer for the benefit of the Company as the owner thereof and the Servicer's possession of the File so retained is at the will of such Company for the sole purpose of servicing the Serviced Asset, and such retention and possession by the Servicer is in a custodial capacity only.

         (d) All documents, ledger sheets, payment records, correspondence, and other papers and records of whatever kind or description, whether developed or originated by Servicer or not, reasonably required to document or to service properly Serviced Asset being serviced for Company, shall be and remain at all times the property of Company. Servicer shall not acquire any vested or property rights with respect to such records, and shall not have the right to possession of them except at the will of Company and subject to the conditions stated in this Subsection. It is expressly understood that any of the Files in the possession of Servicer are retained in custodial capacity only for servicing as provided in subsection 10(c) above. The right to possession and the ownership of all of the records relating to each Serviced Asset delivered to Servicer, prepared by Servicer or to come into the possession of Servicer by reason of this Agreement shall immediately vest in Company, and may be retained and maintained by Servicer only at the will of Company.

         11. ASSIGNMENT: SUCCESSOR AND ASSIGNEES.

         (a) This Agreement shall not be assigned by Servicer without the prior written consent of Company.

         (b) This Agreement shall be binding upon and inure to the benefit of Company and Servicer and their permitted successors, assignees and designees.

         12. NOTICES. All notices and reports shall be sent by Servicer to Company at the following address unless another address is designated in writing by Company, 601 W. First Avenue, Spokane, WA 99201, Attn.: General Counsel, Fax
(509) 835-2758. Notices shall be sent to Servicer at the following address unless another address is designated in writing by Servicer: 601 W. First Ave., Spokane, Washington 99201, Attn.: General Counsel, Fax (509) 835-2758.

         13. RENEWAL AND TERMINATION; DUTY TO COOPERATE UPON TERMINATION. Unless sooner terminated as herein provided or by mutual agreement, this Agreement shall continue in full force and effect for a period of one year from the date hereof and shall be renewed automatically for additional one year periods without any action by the parties hereto. Upon termination, Company and Servicer shall cooperate to ensure an orderly transfer of servicing activities for Serviced Assets to any successor servicer.

         14. SCOPE, PRIOR AGREEMENTS. This Agreement shall apply to any Serviced Asset that is not the subject of either (a) that Servicing Agreement, dated as of April 1, 2001, entered into by and among Ocwen Federal Bank FSB ("Ocwen"), Company and certain of Company's affiliates or (b) the Flow Agreement, dated as of September 1, 2001, by and among Ocwen, Company and certain of Company's affiliates. This Agreement replaces and supersedes each and every prior Agreement executed by Servicer and Company related to the servicing of the Serviced Assets.

         15. GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington. All judicial proceedings between the parties to this Agreement shall be brought in a court located in the County of Spokane, State of Washington and the parties hereto agree to venue in such jurisdiction.



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

         16. MISCELLANEOUS. The parties shall, at their own expense, execute all other documents and take all other steps requested by each other from time to time to perform the covenants and obligations herein and effectuate the intent hereof. The provisions of this Agreement cannot be waived or modified except in writing signed by the parties hereto. All representations and warranties shall survive the termination of this Agreement. This Agreement shall be executed in counterparts, all of which taken together shall constitute one and the same instrument. Headings and titles are for convenience only and shall not influence the construction or interpretation of this Agreement. When used herein, the term "include" or "including" shall mean, without limitation, by reason of enumeration.

         IN WITNESS WHEREOF, the parties have hereunto set their hands on the date first above written.

         OLD STANDARD LIFE INSURANCE COMPANY



         /s/ Anthony A. Steffens
         -----------------------------------------------------
         By:  Anthony A. Steffens
         Its:  Sr Vice President



         METWEST MORTGAGE SERVICES, INC.



         /s/ Reuel Swanson
         -----------------------------------------------------
         By:  Reuel Swanson
         Its:  Secretary




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


                                    EXHIBIT A
                               SERVICING AGREEMENT
                                 (METWEST / OSL)


         With respect to Mortgage Loans, the Servicing Fee shall be a monthly fee equal to 1/12 of 75 basis points, from the effective date of this Agreement, of the aggregate outstanding principal balance of the Mortgage Loan at the first day of each calendar month. Such Servicing Fee shall be paid by the Company to the Servicer on or before the last day of the month following the month of which such Servicing Fee is calculated.

         All payments made pursuant to this Agreement shall be made subject to the cost allocation and true-up provisions contained in Section 2(a) to this Agreement.

         As additional servicing compensation the Servicer may retain all fees paid by Mortgagors related to modifications or workouts which are immediate income as opposed to deferred income under GAAP.




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


                                    EXHIBIT B
                               SERVICING AGREEMENT
                                 (METWEST / OSL)


         With respect to Receivables, the Servicing Fee shall be a monthly fee equal to 1/12 of 75 basis points, from the effective date of this Agreement, of the aggregate outstanding principal balance of the Receivable at the first day of each calendar month. Such Servicing Fee shall be paid by the Company to the Servicer on or before the last day of the month following the month of which such Servicing Fee is calculated.

         All payments made pursuant to this Agreement shall be made subject to the cost allocation and true-up provisions contained in Section 2(a) to this Agreement.




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

                                    EXHIBIT C
                               SERVICING AGREEMENT
                                 (METWEST / OSL)


         With respect to REO, the Servicing Fee shall be a monthly fee equal to 1/12 of 75 basis points, from the effective date of this Agreement, of the aggregate outstanding principal balance of the REO Property at the first day of each calendar month. Such Servicing Fee shall be paid by the Company to the Servicer on or before the last day of the month following the month of which such Servicing Fee is calculated.

         All payments made pursuant to this Agreement shall be made subject to the cost allocation and true-up provisions contained in Section 2(a) to this Agreement.





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